UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM 8-K

__________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 7, 2015

Date of Report (date of earliest event reported)

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1ST CENTURY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Commission file number 001-34226

Delaware	26-1169687
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1875 Century Park East, Suite 1400, Los Angeles, California 90067
(Address of principal executive offices including zip code)

(310) 270-9500

(Registrant’s telephone number, including area code)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

On May 7, 2015, 1st Century Bancshares, Inc. held its 2015 annual meeting of stockholders. The matters voted on at the meeting and the final voting results are as follows:

(1)           The following persons were elected to serve as directors and received the number of votes set forth opposite their respective names:

	Shares Voted For	Withheld	Broker Non-Votes

William W. Brien, M.D.	5,128,303	1,045,944	1,635,658
Dave Brooks	6,124,897	49,350	1,635,658
Jason P. DiNapoli	6,126,897	47,350	1,635,658
Eric M. George	5,440,039	734,208	1,635,658
Alan D. Levy	6,110,397	63,850	1,635,658
Robert A. Moore	5,988,962	185,285	1,635,658
Barry D. Pressman, M.D.	6,144,897	29,350	1,635,658
Alan I. Rothenberg	6,144,897	29,350	1,635,658
Nadine I. Watt	6,049,073	125,174	1,635,658
Lewis N. Wolff	5,432,539	741,708	1,635,658
Stanley R. Zax	6,137,397	36,850	1,635,658

(2)           A proposal regarding the ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was approved by the following vote:

Shares Voted For	Shares Voted Against	Shares Abstained

7,774,521	500	34,884

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST CENTURY BANCSHARES, INC.

Dated: May 8, 2015	By:	/s/ Jason P. DiNapoli.
Jason P. DiNapoli
President and Chief Operating Officer